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                                                                    EXHIBIT 23.4


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm), as its relates to Aerial Communications, Inc. and Subsidiaries, included in or made a part of this registration statement.


                                        /s/ ARTHUR ANDERSEN LLP

                                        ARTHUR ANDERSEN LLP

Chicago, Illinois
December 28, 1999